Exhibit 99.1

SPECTRUM ORGANIC PRODUCTS, INC.

5341 Old Redwood Highway, Suite 400

Petaluma, CA 94954

REVOCABLE PROXY

THE UNDERSIGNED HEREBY APPOINTS ROBERT FOWLES AND ANDREA PROULX, AND EACH OF THEM, AS ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL OF THE SHARES OF STOCK OF SPECTRUM ORGANIC PRODUCTS, INC. THAT THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 15, 2005 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, WITH ALL POWERS THAT THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, UPON AND IN RESPECT OF THE FOLLOWING MATTERS AND IN ACCORDANCE WITH THE FOLLOWING INSTRUCTIONS, WITH DISCRETIONARY AUTHORITY AS TO ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THIS PROPOSAL AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON DECEMBER 15, 2005, AND THE REGISTRATION STATEMENT ON FORM S-4 OF THE HAIN CELESTIAL GROUP, INC.

MARK, SIGN, AND DATE YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE WE HAVE PROVIDED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING PROPOSAL.

	For	Against	Abstain
To approve the principal terms of the Agreement and Plan of Merger, dated as of August 23, 2005, by and among The Hain Celestial Group, Inc., the Company and Spectrum Organic Products, LLC, a wholly-owned subsidiary of Hain.	☐	☐	☐

If you plan to attend the Special Meeting please check the following box: ☐

NOTE: Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.

Signature	Date

Signature (Joint Owners)	Date